Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-146918 on Form F-1 of our report dated April 16, 2007 relating to the financial statements of Aegean Marine Petroleum Network Inc., appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte

Deloitte.
Hadjipavlou Sofianos & Cambanis S.A.
Athens, Greece
November 13, 2007